Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS THIRD QUARTER FinANCIAL RESULTS

AND PROVIDES A BUSINESS UPDATE

ALPHARETTA, GA, November 12, 2015 – SANUWAVE Health, Inc. (OTCQB: SNWV), today reported financial results for the three and nine months ended September 30, 2015 and provided a business update. The Company will host a conference call tomorrow, Friday, November 13, 2015, at 11:00 a.m. Eastern Time.

Highlights of the third quarter and recent weeks:

●

Top Line Data Released for dermaPACE® Clinical Trial Shows Success at 20 Week Endpoint: As previously announced, success for the pre-defined primary endpoint comparing the rate of complete wound closure in patients at 12 weeks occurring between the active, dermaPACE arm and the inactive Sham was not achieved under the Bayesian statistical design. However, as expected, in a secondary analysis using the same endpoint, but analyzed using the occurrence of complete wound closures at later times in the study, particularly at 20 weeks, the dermaPACE arm demonstrated success over the Sham arm with a posterior probability of 0.994.

●

Received Utility Patent for Using Shock Waves for Cleaning and Sterilization of Harvested Tissue for Implantation: The Company received U.S. patent entitled “Methods for Cleaning and Sterilization of Implant Tissue Ex Vivo with Shock Waves” (patent number 9,119,888) relating to the use of shock waves to clean and sterilize harvested human or animal tissues for human implantation to reduce or avoid the use of chemicals or irradiation. Furthermore, the patent describes manual and automatic methods that can be used to clean both soft and hard tissue harvested for implantation.

●

Received Utility Patent for Using Shock Waves for Cleaning and Tenderizing Animal Meat: The Company received U.S. patent entitled “Methods for Cleaning and Tenderizing Animal Meat with Shock Waves” (patent number 9,095,632) relating to the use of shock waves for elimination of biological contaminants in animal meat and for its tenderization. Shock waves are applied to sealed animal meat in vacuum bags and the cleaning and tenderization can be done manually or via a controller actuated by a computer.

●	Continued Research into New Applications: Continued testing of the Company’s patented shock wave technology in collaboration with the following:

o	Blood sterilization and bacterial killing at the University of Georgia.
o	Bacterial biofilm disruption at Montana State University.

“We have had a very busy third quarter, analyzing the data from our clinical trial and working on funding for the Company to move forward,” stated Kevin A. Richardson, II, Chairman of the board of SANUWAVE. “We revealed our top line data in early October and we currently feel we are in a position to successfully submit our PMA to the FDA.  In addition, we expanded our patent portfolio and have seen a strong level of inbound interest in commercializing our patent portfolio.”

“As we look at the remainder of 2015 we have two milestones which need to be met: 1) begin submission of the PMA to the FDA and 2) raise capital or complete a joint venture, partnership or sale of the wound product to complete the FDA trial successfully and begin commercialization of the product in 2016.  We are also working on a number of other non-medical initiatives, which we will keep shareholders abreast of as they occur,” concluded Mr. Richardson.

Third Quarter Financial Results

Revenues for the three months ended September 30, 2015 were $143,605, compared to $227,492 for the same period in 2014, a decrease of $83,887, or 37%. The decrease in revenues for 2015 was due to lower sales of orthoPACE® devices and applicators in Europe.

Research and development expenses for the three months ended September 30, 2015 were $569,134, compared to $708,304 for the same period in 2014, a decrease of $139,170, or 20%. Research and development expenses decreased in 2015 as a result of lower payments to third party clinical sites participating in the dermaPACE clinical study, as there were fewer active patients in the clinical study in 2015 as compared to 2014. This is partially offset by higher consulting related costs as we review the data results and prepare to file our PMA with the FDA.

General and administrative expenses for the three months ended September 30, 2015 were $778,679, as compared to $780,115 for the same period in 2014, a decrease of $1,436. The decrease in general and administrative expenses is primarily due to reduced consulting expenses and is mostly offset by higher non-cash stock compensation expense and higher legal fees related to employee matters and patent filings in 2015.

Net loss for the three months ended September 30, 2015 was $1,026,844, or ($0.02) per basic and diluted share, compared to a net loss of $1,492,905, or ($0.03) per basic and diluted share, for the same period in 2014, a decrease in the net loss of $466,061, or 31%. The decrease in the net loss for 2015 was primarily a result of the reduced operating expenses as discussed above, the gain on warrant valuation adjustment of $302,300 and the gain on sale of property and equipment of $100,000 offset by higher interest expense and lower sales.

Nine Months Ended September 30, 2015 Financial Results

Revenues for the nine months ended September 30, 2015 were $594,040, compared to $610,705 for the same period in 2014, a decrease of $16,665, or 3%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The decrease in revenues for 2015 was mainly due to the impact of the changes in foreign currently rates primarily for sales in Euros as there are higher sales of orthoPACE devices and applicators in 2015.

Research and development expenses for the nine months ended September 30, 2015 were $1,660,546, as compared to $2,486,801 for the same period in 2014, a decrease of $826,255, or 33%. Research and development expenses decreased in 2015 as a result of lower headcount in the clinical department and lower payments to third party clinical sites participating in the dermaPACE clinical study as there were fewer active patients in the clinical study in 2015 as compared to 2014.

General and administrative expenses for the nine months ended September 30, 2015 were $1,981,541, as compared to $2,774,828 for the same period in 2014, a decrease of $793,287, or 29%. The decrease in general and administrative expenses is primarily due to reduced consulting expenses which are partially offset by higher legal fees related to employee matters and patent filings in 2015.

Net loss for the nine months ended September 30, 2015 was $3,707,492, or ($0.06) per basic and diluted share, compared to a net loss of $5,750,509, or ($0.12) per basic and diluted share, for the same period in 2014, a decrease in the net loss of $2,043,017, or 36%. The decrease in the net loss for 2015 was primarily a result of the reduced operating expenses of $1,619,542 and reduced other expenses of $453,140. The decrease in other expense for 2015 was due to $460,118 in interest expense recorded in 2014 related to promissory notes repaid in full in March 2014 and gain on sale of property and equipment of $100,000 in 2015, which was offset by loss on warrant valuation adjustment of $70,985 and increase interest expense related to notes payable, related parties of $17,222 in 2015.

On September 30, 2015, the Company had cash and cash equivalents of $625,450 compared with $3,547,071 as of December 31, 2014, a decrease of $2,921,621. For the nine months ended September 30, 2015 and 2014, net cash used by operating activities was $3,007,790 and $5,542,192, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations. The decrease in the use of cash for operating activities for the nine months ended September 30, 2015, as compared to the same period for 2014, of $2,534,402, or 46%, was primarily due to the decreased operating expenses in 2015, as compared to 2014, and the reduction of accounts payable and accrued expenses in 2014.

Conference Call

The Company will also host a conference call on Friday, November 13, 2015, beginning at 11 a.m. Eastern Time to discuss the third quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through November 27, 2015, by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Todd Markey
IR Partners
818-280-6800

tmarkey@irpartnersinc.com

Daniel Conway
DC Consulting, LLC
407-792-3333

investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
617-778-9223

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$625,450	$3,547,071
Accounts receivable, net of allowance for doubtful accounts	32,008	86,404
Inventory	291,354	271,871
Prepaid expenses	152,261	128,550
TOTAL CURRENT ASSETS	1,101,073	4,033,896

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	5,065	7,840

OTHER ASSETS	11,160	11,106

INTANGIBLE ASSETS, at cost, less accumulated amortization	383,445	613,513
TOTAL ASSETS	$1,500,743	$4,666,355

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$315,651	$231,840
Accrued expenses	400,488	369,456
Accrued employee compensation	200,807	2,226
Interest payable, related parties	100,123	81,864
Notes payable, related parties	-	5,372,743
Warrant liability	267,600	159,626
TOTAL CURRENT LIABILITIES	1,284,669	6,217,755

NON-CURRENT LIABILITIES
Notes payable, related parties	5,342,412	-
TOTAL LIABILITIES	6,627,081	6,217,755

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 and 1,165 shares outstanding in 2015 and 2014, respectively	-	1

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,825 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 63,056,519 and 60,726,519 issued and outstanding in 2015 and 2014, respectively	63,057	60,727

ADDITIONAL PAID-IN CAPITAL	86,728,528	86,584,472

ACCUMULATED DEFICIT	(91,891,615)	(88,184,123)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(26,308)	(12,477)
TOTAL STOCKHOLDERS' DEFICIT	(5,126,338)	(1,551,400)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,500,743	$4,666,355

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

REVENUES	$143,605	$227,492	$594,040	$610,705

COST OF REVENUES	38,752	68,077	173,349	149,813

GROSS PROFIT	104,853	159,415	420,691	460,892

OPERATING EXPENSES
Research and development	569,134	708,304	1,660,546	2,486,801
General and administrative	778,679	780,115	1,981,541	2,774,828
Depreciation	926	3,827	2,775	13,312
Amortization	76,689	76,689	230,068	230,067
TOTAL OPERATING EXPENSES	1,425,428	1,568,935	3,874,930	5,505,008

OPERATING LOSS	(1,320,575)	(1,409,520)	(3,454,239)	(5,044,116)

OTHER INCOME (EXPENSE)
Gain on sale of assets held for sale	100,000	-	100,000	-
Gain (loss) on warrant valuation adjustment	302,300	-	(70,985)	-
Interest expense, net	(105,830)	(79,955)	(266,810)	(700,085)
Loss on foreign currency exchange	(2,739)	(3,430)	(15,458)	(6,308)
TOTAL OTHER INCOME (EXPENSE)	293,731	(83,385)	(253,253)	(706,393)

NET LOSS	(1,026,844)	(1,492,905)	(3,707,492)	(5,750,509)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(345)	(10,210)	(13,831)	(15,191)
TOTAL COMPREHENSIVE LOSS	$(1,027,189)	$(1,503,115)	$(3,721,323)	$(5,765,700)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)	$(0.03)	$(0.06)	$(0.12)

Weighted average shares outstanding - basic and diluted	63,056,519	50,706,519	63,014,763	46,258,912

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,707,492)	$(5,750,509)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	230,068	230,067
Depreciation	2,775	13,312
Change in allowance for doubtful accounts	(9,186)	4,762
Stock-based compensation - employees, directors and advisors	146,385	91,788
Loss on warrant valuation adjustment	70,985	-
Amortization of debt discount	6,658	-
Gain on sale of property and equipment	(100,000)
Stock issued for consulting services	-	743,150
Accretion of interest on warrants issued concurrent with a convertible promissory note	-	339,864
Accrued interest on 18% Convertible Promissory Notes	-	7,168
Changes in assets - (increase)/decrease
Accounts receivable - trade	63,582	40,020
Inventory	(19,483)	(11,956)
Prepaid expenses	(23,711)	(87,286)
Other	(54)	216
Changes in liabilities - increase/(decrease)
Accounts payable	83,811	(532,354)
Accrued expenses	31,032	(504,354)
Accrued employee compensation	198,581	(22,402)
Interest payable, related parties	18,259	(81,865)
Promissory notes - accrued interest	-	(21,813)
NET CASH USED BY OPERATING ACTIVITIES	(3,007,790)	(5,542,192)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	100,000	-
Purchase of property and equipment	-	(8,859)
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	100,000	(8,859)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2014 Private Placement, net	-	8,562,500
Proceeds from sale of capital stock - subscription agreement	-	900,000
Proceeds from 18% Convertible Promissory Notes	-	815,000
Proceeds from convertible promissory notes, net	-	325,000
Proceeds from employee stock option exercise	-	12,600
Payments of principal on convertible promissory notes	-	(450,000)
Payments of principal on promissory notes	-	(90,000)
Payments of principal on capital lease	-	(3,951)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	10,071,149

EFFECT OF EXCHANGE RATES ON CASH	(13,831)	(15,191)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,921,621)	4,504,907

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,547,071	182,315
CASH AND CASH EQUIVALENTS, END OF PERIOD	$625,450	$4,687,222

SUPPLEMENTAL INFORMATION
Cash paid for interest	$242,904	$325,804